EXHIBIT 10.43

AMENDMENT NO. 2

TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF HCPI/TENNESSEE, LLC

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF HCPI/TENNESSEE, LLC (this “Amendment”) is dated as of the 27th day of October, 2004 (the “Effective Date”) by HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (the “Managing Member”).

RECITALS

A. The Managing Member and each of the persons whose names are set forth on Exhibit A thereto entered into the Amended and Restated Limited Liability Company Agreement of HCPI/Tennessee, LLC dated as of October 2, 2003, as amended by that certain Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of HCPI/Tennesseee, LLC dated as of September 29, 2004 (as so amended, the “Operating Agreement”), which provides that the Managing Member is the Managing Member of HCPI/Tennessee, LLC (“HCPI/Tennessee”).

B. Pursuant to this Amendment, the Managing Member desires to amend the Operating Agreement to remove certain restrictions on the transfer of non-Managing Member Units in HCPI/Tennessee and to revise certain calculations associated with the distribution of Available Cash to the Members.

C. Pursuant to Sections 14.1 and 14.2 of the Operating Agreement, amendments to the Operating Agreement may be proposed by the Managing Member and require the written consent of a majority in interest of the holders of Non-Managing Member Units in order to become effective.

D. The Managing Member has received the written consent of a majority in interest of the holders of Non-Managing Member Units approving this Amendment.

AGREEMENT

NOW, THEREFORE, the Operating Agreement is hereby amended as of the Effective Date as follows:

1. In Section 11.3.A., the phrase “provided, however, that notwithstanding the foregoing or any other provisions of this Agreement, any Non-Managing Member may, without the consent of the Managing Member,” is hereby deleted and replaced with the following:

“provided, however, that notwithstanding the foregoing or any other provisions of this Agreement, any Non-Managing Member may, without offering such Membership Interest to the Non-Managing Members or the Managing Member, and without the consent of the Managing Member”.

2. Section 5.1.A is hereby deleted in its entirety and replaced with the following:

“A. The Managing Member shall, subject to Section 5.3, cause the Company to distribute on each LLC Distribution Date and may, in its sole and absolute discretion, cause the Company to distribute on any other date (any such date of distribution pursuant to this Section 5.1.A a “Distribution Date”), Available Cash and any Property Appreciation generated by the Company as of the end of the calendar quarter most recently ended prior to such Distribution Date (the “Payment Quarter”) as follows:

(1) First, to the holders of the Non-Managing Member Units in accordance with their relative Preferred Return Shortfalls at the end of the Payment Quarter, until the Preferred Return Shortfall at the end of the Payment Quarter is zero;

(2) Second, to the holders of the Managing Member Units until the holders of Managing Member Units have received cumulative distributions in an aggregate amount per unit equal to the excess (the “Managing Member Shortfall”) of (x) the amounts previously distributed with respect to each Non-Managing Member Unit pursuant to Sections 5.1.A(1), 5.6.A(1) and 5.6.B(1) over (y) all amounts previously distributed with respect to each Managing Member Unit pursuant to this Section 5.1.A(2) and 5.6.A(2) and 5.6.B(2).

provided, however, that in the event a Reduction Date occurs during any Payment Quarter, a distribution shall be made under this Section 5.1.A(1) on the LLC Distribution Date associated with such Payment Quarter to the holder or holders of the Reduction Units in an amount determined by multiplying the amount that would have been distributed on the Distribution Date under Section 5.1.A(1) in respect of the Reduction Units had they been outstanding on the last day of such Payment Quarter by a fraction, the numerator of which shall be the number of days beginning on the first day of the Payment Quarter relating to the LLC Distribution Date and ending on the Reduction Date and the denominator of which shall be the number of days in the Payment Quarter in which the Reduction Date occurs.”

2. Except as expressly amended hereby, the Operating Agreement remains in full force and effect in accordance with its terms.

3. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Operating Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation

By:
Name:	Edward J. Henning
Title:	Senior Vice President, General Counsel and Corporate Secretary

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